CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, effective as of February 1, 2007 (the "Effective Date"), is by and between MEDICAL DISCOVERIES, INC., a Utah corporation (the "Company" or "MLSC"), an early-stage biopharmaceutical company located at and EMMES GROUP CONSULTING LLC, a consulting company (the "Consultant" or "Emmes") located at 92 Natoma Street, Suite 200, San Francisco, CA 94105.

A. The parties wish to provide for the engagement of the Consultant to perform consulting services for the Company on the terms and conditions contained in this Agreement.

B. The Consultant wishes to receive compensation from the Company for the Consultant's services, and the Company desires reasonable protection of its confidential business information that has been acquired and is being developed by the Company at substantial expense.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant, each intending to be legally bound, agree as follows:

1. ENGAGEMENT AND TERM.

(a) The Engagement. Subject to the terms and conditions hereof, (i) the Company engages the Consultant to perform consulting services for the Company in accordance with the provisions hereof and in exchange for the compensation provided herein (the "Engagement"), and (ii) the Consultant accepts the Engagement and agrees to perform such consulting services and its obligations as provided herein.

(b) Term of Engagement. Unless terminated earlier as provided herein, the term of the Engagement shall commence effective as of February 1, 2007 and shall continue until January 31, 2008 (the "Termination Date"). If Consultant continues to perform consulting services for the Company after the Termination Date, then, unless otherwise agreed in writing, (i) the Engagement shall continue for an unspecified term, and (ii) either party may terminate the Engagement immediately with or without cause by giving the other party written notice of termination.

(c) Independent Contractors. The relationship between the Company and Consultant is that of independent contractor, and neither party is the legal representative, agent, joint venture, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority hereunder to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other, whether express or implied, or to bind the other party in any respect.

2. CONSULTING SERVICES.

(a) Description of Consulting Services and Duties. The Consultant shall perform the following duties:

(i) Assist and advise MLSC's Chairman of the Board, and MLSC's Chief Executive Officer with the development of an overall company strategic business plan and recapitalization strategy for the company; and,

(ii) Assist and advise MLSC's Chairman of the Board, and MLSC's Chief Executive

Office with the raising of equity or debt capital or combination thereof to help fund the operations of the company per MLSC's business plan.

(b) Standard of Care. The Consultant shall perform the consulting services hereunder and perform all responsibilities and obligations hereunder with at least the care, skill, prudence and diligence of similar services provided by the Consultant to other customers.

(c) Progress Notice. During the Engagement, the Consultant shall keep the Company advised as to Consultant's progress in performing the consulting services hereunder and shall, as requested by the Company, prepare written notice with respect thereto.

3. COMPENSATION.

(a) Consulting Fee. The Company shall pay the Consultant the following compensation for performance of the consulting services hereunder:

(i) One Hundred Eighty Thousand Dollars ($180,000) payable in monthly installments of Fifteen Thousand Dollars ($15,000) per month during the term of the Engagement; and,

(ii) Issue a common stock purchase warrant covering 5,000,000 shares of the common stock of MLSC (the "Warrant"). The exercise price of the Warrant shall equal $0.03 per share, and be exercisable on a cash-less exercise basis for a period of ten (10) years from the issue date. For the purposes of this Agreement, the issue date of the Warrant shall be the date the last of the parties hereto signs this Agreement.

(b) Payment Schedule. The Company shall make payment to Consultant for Consultant's services during the term of the Engagement according to the following schedule:

(i) Fifteen Thousand Dollars ($15,000) paid by bank wire transfer in the lawful currency of the United States of America upon the last of the parties hereto to sign this Agreement; and,

(ii) Fifteen Thousand Dollars ($15,000) paid monthly during the term of the Engagement by bank wire transfer in the lawful currency of the United States of America on the first business day of each calendar month beginning the second calendar month after the Effective Date.

(c) Reimbursement of Business Expenses. The Company shall reimburse the Consultant for business expenses incurred by the Consultant in the course of performing the services hereunder. No such expenditure shall be reimbursable unless it specifically has been approved by the Company prior to being incurred by Consultant.

(d) No Other Benefits. During the Engagement, the Consultant shall not be entitled to any of the Company's employee benefits, including without limitation, medical, dental, vision, vacation pay, sick leave, group insurance and other fringe benefits. The Consultant acknowledges that it is the Consultant's responsibility (financial and otherwise) to obtain its own medical, dental, vision and liability insurance during the Engagement. The Consultant shall not be compensated for any holidays or vacation days.

4. TERMINATION.

(a) Termination. Subject to the respective continuing obligations of the Company and the Consultant under Sections 3, 4, 5, and 6 hereof:

(i) Either party may terminate the Agreement immediately on written notice to the other Party for cause, including, without limitation, (A) dishonesty, fraud, misrepresentation, theft, embezzlement or material and deliberate injury or attempted injury, (B) any unlawful or criminal activity of a serious nature, (C) any material breach of duty or neglect of duty (after written notice thereof and a reasonable opportunity to remedy such failure), or (D) any other material breach of this Agreement.

(b) Payments Upon Termination. Prior to the Termination Date, if this Agreement is terminated by Company for any reason other than dishonesty, fraud, misrepresentation, theft, or embezzlement on the part of the Consultant, the Company shall pay Consultant: (i) such unpaid portion of Consultant's compensation of $180,000 as set forth in Section 3(a)(i) which has not already been paid to Consultant in monthly installments during the term of the Engagement; and, (ii) any unpaid expense reimbursement to which the Consultant was entitled as of the date of termination.

5. CONFIDENTIALITY.

(a) Definition. "Confidential Information" means information or material of either Party's that is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including, but not limited to: information or material relating to either Party and its businesses as conducted or anticipated to be conducted; business or product plans; or marketing activities; information or material relating to either Parties' Inventions; trade secrets or know-how; and any similar information or material of the type described above that either party obtained from the other party and that it treats or designates as being proprietary, private or confidential, whether or not owned or developed by the party.

(b) Exclusions. Notwithstanding anything to the contrary contained herein, the recipient of information disclosed hereunder shall be under no duty to maintain the confidentiality of any such information which it can reasonably establish:

(i) At the time of disclosure is within the public domain;

(ii) After disclosure becomes a part of the public domain through no fault, act or failure to act, error, effort or breach of this Agreement by the recipient;

(iii) Is known to the recipient at the time of disclosure as evidenced by recipient's contemporaneous written documentation; or,

(iv) Is required by order, statute or regulation, of any government authority to be disclosed to any federal or state agency, court or other body; Provided, however that any Party directed to disclose information pursuant to a subpoena or other legal compulsion shall use its best efforts under the circumstances to promptly notify the disclosing Party of same so as to provide or afford the disclosing Party the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.

Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising

such information have been published in combination.

(c) Obligation of Confidentiality. Each Party's obligation of confidentiality shall conclude five (5) years after the latest date on which information is disclosed hereunder.

6. MISCELLANEOUS.

(a) Consultant Responsible for Taxes. As an independent contractor, the Company shall not withhold or make payments for state or federal income tax or social security contributions make unemployment insurance or disability insurance contributions or obtain workers' compensation insurance on the Consultant's behalf. The Consultant agrees to accept exclusive responsibility and liability for complying with all applicable laws governing self-employed individuals, including all obligations with respect to the foregoing. The Consultant's tax ID number is 92-0192680.

(b) Survivability. The obligations of Sections 3, 4, 5, and 6 of this Agreement shall survive the expiration or termination of this Agreement.

(c) Specific Performance; Remedies Cumulative. Either party acknowledges that a breach of this Agreement cannot be adequately compensated for by money damages, and agrees that specific performance is an appropriate remedy for any breach or threatened breach hereof. Both parties acknowledges that compliance with the provisions of this Agreement is necessary in order to protect the proprietary rights of the respective party. Both Parties further acknowledges that any unauthorized use or disclosure to any third party in breach of this Agreement shall result in irreparable and continuing damage to the respective Party. Accordingly, both Parties (i) consent to the issuance of any injunctive relief or the enforcement of other equitable remedies against it at the suit of the respective Party (without bond or other security) to compel performance of any of the terms of this Agreement, and (ii) waives any defenses thereto, including without limitation the defenses of failure of consideration, breach of any other provision of this Agreement and availability of relief in damages. All remedies, whether under this Agreement, provided by law or otherwise, shall be cumulative and not alternative.

(d) No Conflicts. The Consultant represents and warrants to the Company that neither the entering into of this Agreement nor the performance of any obligations hereunder shall conflict with or constitute a breach under any obligation of the Consultant under any agreement or contract to which the Consultant is a party or any other obligation by which the Consultant is bound. Without limiting the foregoing, the Consultant agrees that at no time shall the Consultant use any trade secrets or other intellectual property of any third party while performing services for the Company.

(e) Successors and Assigns. This Agreement is binding on and inures to the benefit of both Parties' successors and assigns; provided, however, that both Parties' may assign the Agreement without the other's consent in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement is also binding on both Parties' heirs, executors, administrators, successors, assigns and legal representatives. Except as provided in this Section 8(e), this Agreement and the rights and obligations hereof may not be assigned by either party.

(f) Modification. This Agreement may be modified or amended only by a writing signed by the Company and the Consultant. Any subsequent changes in the Consultant's duties, salary or compensation shall not affect the validity or scope of this Agreement.

(g) Governing Law. The laws of California shall govern the validity, construction, and performance of this Agreement, not withstanding any conflicts of laws principles. Any legal proceeding

related to this Agreement shall be brought in an appropriate California court, and the Company and the Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

(h) Attorney's Fees. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. The term "prevailing party" as used in this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the obligation allegedly breached, or who obtains substantially the relief it seeks.

(i) Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision shall remain effective to the extent not declared invalid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

(j) Waivers. No failure or delay by the Company or the Consultant in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies or any other rights or remedies granted by any law or any related document.

(k) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement and sets forth the entire agreement and understanding between the parties relating to the subject matter herein.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

FOR MEDICAL DISCOVERIES, INC.:	FOR EMMES GROUP CONSULTING LLC:
____________________	____________________
Judy Robinett	Martin F. Schroeder
Chief Executive Officer	EVP & Managing Director
Title	Title

FOR MEDICAL DISCOVERIES, INC.:

____

Dave Walker

Chairman of the Board of Directors

Title

related to this Agreement shall be brought in an appropriate California court, and the Company and the Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

(h) Attorney's Fees. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. The term "prevailing party" as used in this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the obligation allegedly breached, or who obtains substantially the relief it seeks.

(i) Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision shall remain effective to the extent not declared invalid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

(j) Waivers. No failure or delay by the Company or the Consultant in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies or any other rights or remedies granted by any law or any related document.

(k) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement and sets forth the entire agreement and understanding between the parties relating to the subject matter herein.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

FOR MEDICAL DISCOVERIES, INC.:	FOR EMMES GROUP CONSULTING LLC:
J. M. Robinett	Martin Schroeder
Judy Robinett	Martin F. Schroeder
Chief Executive Officer	EVP & Managing Director
Title	Title

FOR MEDICAL DISCOVERIES, INC.:

Dave Walker

Chairman of the Board of Directors
Title

(h) Attorney's Fees. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. The term "prevailing party" as used in this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the obligation allegedly breached, or who obtains substantially the relief it seeks.

(i) Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision shall remain effective to the extent not declared invalid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

(j) Waivers. No failure or delay by the Company or the Consultant in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies or any other rights or remedies granted by any law or any related document.

(k) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement and sets forth the entire agreement and understanding between the parties relating to the subject matter herein.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

FOR MEDICAL DISCOVERIES, INC.:

Judy Robinett

Chief Executive Officer
Title

FOR EMMES GROUP CONSULTING LLC:

Martin F. Schroeder

EVP & Managing Director
Title

FOR MEDICAL DISCOVERIES, INC.:

Dave Walker

Chairman of the Board of Directors
Title